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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 9, 1997 appearing on page 14 of IMP Inc.'s Annual Report on Form 10-K for the year ended March 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 31 of such Annual Report on Form 10-K.


/s/ PRICE WATERHOUSE LLP
Price Waterhouse LLP
San Jose, California
September 30, 1997